As filed with the Securities and Exchange Commission on November 25, 2002

Registration No. 333-_______________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

REGISTRATION STATEMENT
ON FORM S-8

UNDER
THE SECURITIES ACT OF 1933

DIGITAL IMPACT, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	177 Bovet Road, Suite 200 San Mateo, California 94402 (Address of principal executive offices, including zip code)	94-3286913 (IRS Employer Identification Number)

DIGITAL IMPACT, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

William Park
President, Chief Executive Officer and Chairman of the Board of Directors
DIGITAL IMPACT, INC.
177 Bovet Road, Suite 200
San Mateo, California 94402
(650) 356-3400

(Name, address and telephone number of agent for service)

Copy to:
Selim Day, Esq.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
One Market
Spear Street Tower, Suite 3300
San Francisco, CA 94105

Part II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.1

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be Registered	Registered (1)	Per Share (2)	Offering Price	Registration Fee

Common Stock, $0.001 par value, to be issued	601,880	$1.45	$872,726	$80.29
under the Digital Impact, Inc. 1999
Employee Stock Purchase Plan
Total	601,880		$872,726	$80.29

(1)	This Registration Statement shall also cover any additional shares of Digital Impact, Inc.’s Common Stock which become issuable under the Digital Impact, Inc. 1999 Employee Stock Purchase Plan by reason of a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in the increase in the number of the outstanding shares of Digital Impact, Inc.’s Common Stock.

(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $1.71 per share, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on November 20, 2002 (the “Market Price”). The price per share for the 1999 Employee Stock Purchase Plan is 85% of the Market Price. The indicated number of shares to be registered represents additional shares issuable under the listed plans that are not covered by previous registration statements.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8—
REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant filed Registration Statements on Form S-8 with the Securities and Exchange Commission on April 13, 2000 (SEC File No. 333-34678) (the “April 2000 Form S-8”), August 30, 2000 (SEC File No. 333-44782) (the “August 2000 Form S-8”), August 16, 2001 (SEC File No. 333-67686) (the “August 2001 Form S-8”) and February 19, 2002 (SEC File No. 333-83032) (the “February 2002 Form S-8”). The April 2000 Form S-8, the August 2001 Form S-8 and the February 2002 Form S-8 were filed in connection with the Registrant’s 1998 Stock Plan and 1999 Employee Stock Purchase Plan. The August 2000 Form S-8 was filed in connection with an amendment to the Registrant’s 1998 Stock Plan. This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 1999 Employee Stock Purchase Plan. The contents of the April 2000 Form S-8, the August 2000 Form S-8, the August 2001 Form S-8 and the February 2002 Form S-8, including periodic filings updating or amending the contents of the April 2000 Form S-8, the August 2000 Form S-8, the August 2001 Form S-8 and the February 2002 Form S-8, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The shares being registered by this registration statement represent the annual increase in shares issuable under the 1999 Employee Stock Purchase Plan pursuant to the terms of such plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit
Number

4.1 (1)	Digital Impact, Inc. 1998 Stock Plan, as amended
4.2 (2)	Digital Impact, Inc. 1999 Employee Stock Purchase Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Counsel (contained in Exhibit 5.1)
25.1	Power of Attorney (see signature page)

(1)	Incorporated by reference to Digital Impact’s Registration Statement on Form S-8 (SEC File No. 333-67686), filed with the Securities and Exchange Commission on August 16, 2001.
(2)	Incorporated by reference to Digital Impact’s Registration Statement on Form S-1 (SEC File No. 333-87299), as amended, declared effective by the Securities and Exchange Commission on November 22, 1999.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on November 25, 2002.

DIGITAL IMPACT, INC.

By:	/s/ William Park

William Park President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Park and David Oppenheimer, jointly and severally, his or her attorneys-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 25, 2002.

Signature	Title

/s/ William Park William Park	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ David Oppenheimer David Oppenheimer	Senior Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Gerardo Capiel Gerardo Capiel	Chief Technology Officer and Director

/s/ Ruthann Quindlen Ruthann Quindlen	Director

/s/ Warren Packard Warren Packard	Director

/s/ Michael Brown Michael Brown	Director

/s/ Edward J. Spiegel Edward J. Spiegel	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1(1)	Digital Impact, Inc. 1998 Stock Plan, as amended
4.2(2)	Digital Impact, Inc. 1999 Employee Stock Purchase Plan
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Counsel (contained in Exhibit 5.1)
25.1	Power of Attorney (see signature page)

(1)	Incorporated by reference to Digital Impact’s Registration Statement on Form S-8 (SEC File No. 333-67686), filed with the Securities and Exchange Commission on August 16, 2001.

(2)	Incorporated by reference to Digital Impact’s Registration Statement on Form S-1 (SEC File No. 333-87299), as amended, declared effective by the Securities and Exchange Commission on November 22, 1999.